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                                                                    EXHIBIT 24.1

                      BANKERS TRUST NEW YORK CORPORATION
                              POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Bankers Trust New York Corporation (the "Corporation"), a New York corporation, hereby appoints each of Frank N. Newman, George J. Vojta, Richard
H. Daniel, R. Kelly Doherty, Duncan P. Hennes and James T. Byrne, Jr. his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the said attorney and agent may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Trust Indenture Act of 1939, as amended (collectively, the "Acts") and any rules and regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Acts of securities of the Corporation with respect to the 1997 Stock Option and Stock Award Plan of Bankers Trust New York Corporation and Affiliates, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as a Director and/or Officer of the Corporation to one or more Registration Statements to be filed with the Securities and Exchange Commission with respect thereto, to any and all amendments, including pre- and post-effective amendments, to the said Registration Statements and to any and all instruments and documents filed as a part of or in connection with the said Registration Statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that the said attorneys and agents, or any of them, has done, shall do or cause to be done by virtue hereof.


  IN WITNESS WHEREOF, each of the undersigned has subscribed these presents.

June 17, 1997                                Bankers Trust New York Corporation


                                             By /s/ FRANK N. NEWMAN
                                             Frank N. Newman
                                             Chairman of the Board

/s/ FRANK N. NEWMAN
Frank N. Newman
Chairman of the Board, Chief
Executive Officer and President
(Principal Executive Officer)

/s/ RICHARD H. DANIEL
Richard H. Daniel
Vice Chairman, Chief Financial
Officer and Controller
(Principal Financial Officer)



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                                       -2-

                                                                  June 17, 1997

/s/ GEORGE B. BEITZEL
George B. Beitzel                                             Director


/s/ PHILLIP A. GRIFFITHS
Phillip A. Griffiths                                          Director


/s/ WILLIAM R. HOWELL
William R. Howell                                             Director


/s/ VERNON E. JORDAN, JR.
Vernon E. Jordan, Jr.                                         Director


/s/ HAMISH MAXWELL
Hamish Maxwell                                                Director


/s/ N.J. NICHOLAS JR.
N.J. Nicholas Jr.                                             Director


/s/ RUSSELL E. PALMER
Russell E. Palmer                                             Director


/s/ DONALD L. STAHELI
Donald L. Staheli                                             Director


/s/ PATRICIA C. STEWART
Patricia C. Stewart                                           Director


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                                       -3-
                                                                  June 17, 1997


/s/ GEORGE J. VOJTA
George J. Vojta                                               Director


/s/ PAUL A. VOLCKER
Paul A. Volcker                                               Director




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